Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-61824 and 333-23353) and the Registration Statement on Form S-2 (Nos. 333-100808, 333-89848, 333-83188, 333-73870 and 333-39378) of
BestNet Communications Corp. of our report dated October 16, 2002, relating to the financial statements appearing in this Annual Report on Form 10-KSB of BestNet Communications Corp., Inc. for the year ended August 31, 2002.


SEMPLE & COOPER, LLP


Phoenix, Arizona
November 25, 2002